LLC INTEREST AND ASSET CONTRIBUTION AGREEMENT

     THIS LLC INTEREST AND ASSET CONTRIBUTION AGREEMENT ("Agreement") is made and entered into effective as of this 30th day of May, 1997 by and among White Cloud Exploration, Inc. Corp., a Utah corporation ("White Cloud"); Goldpoint International, LLC, a Delaware limited liability company (the "Company"); Stephen J. Petre, an individual ("Petre") and each of the persons (including Petre) listed on Schedule A hereto (each, a "Selling Member" and collectively the "Selling Members").

                              W I T N E S S E T H:


     WHEREAS, White Cloud is a public company; and

     WHEREAS, the Company is engaged in the business of the design, manufacture and marketing of fine writing instruments (all such activities of the Company, together with all other business activities of the Company, being hereinafter referred to as the "Business"); and

     WHEREAS, Selling Members own the number of limited liability company interests set forth opposite their names on Schedule A which, in the aggregate, represent 100% of the interests in the Company (the "Selling Members Interests"); and

     WHEREAS, Selling Members desire to contribute to White Cloud Selling Members' Interests for an aggregate consideration of 2,140,000 shares of White Cloud restricted Common Stock (the "Goldpoint Transaction") (based on 1,250,000 shares of White Cloud common stock being outstanding prior to the Goldpoint Transaction. In the event that a greater or lesser number of White Cloud shares of common stock are outstanding prior to the Goldpoint Transaction, the
2,000,000 shares of White Cloud common stock shall be increased or decreasedaccordingly (the foregoing, the "Adjustment")), all upon the terms and conditions contained herein; and

     WHEREAS, simultaneous with, and as a condition precedent to, the Goldpoint Transaction, White Cloud shall acquire all of the issued and outstanding shares of Common Stock of Watchout!, a California corporation ("Watchout") in exchange for 11,640,003 shares of White Cloud restricted Common Stock, subject to the Adjustment (the "Watchout Transaction"); and

     WHEREAS, the Goldpoint Transaction, together with the Watchout Transaction, are components of a single integrated transaction that is intended to qualify for the treatment provided in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, following the Goldpoint Transaction and the Watchout Transaction, it is intended that a private offering of White Cloud securities ( the "Private Placement") be consummated pursuant to that certain Selling Agreement dated as of February 5, 1997 between the Company and Sands Brothers & Co., Ltd. ("Sands Brothers")

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                    SECTION I

                   CONTRIBUTION OF SELLING MEMBERS' INTERESTS


     1.01. Conveyance of Selling Members' Interests. At Closing, Selling Members shall contribute, transfer, assign, convey and deliver certificates or other written evidence of their Selling Members' Interests to White Cloud in the amounts set forth on Exhibit A hereto. Each of such certificates or other written evidence of their Selling Members' Interests shall be duly endorsed for transfer and duly executed in favor of White Cloud. All transfer taxes, if any, payable by reason of transferring Selling Members' Interests shall be paid by White Cloud.

     1.02. Consideration for Selling Members' Interests. In exchange for Selling Members' Interests, White Cloud shall issue stock certificates evidencing an aggregate of 2,140,000 restricted shares of White Cloud's Common Stock, subject to the Adjustment (the "New Shares") in the denominations and in the names of the persons and entities set forth on Exhibit A hereto.


                                   SECTION II

                              ADDITIONAL AGREEMENTS

     2.01. Lock-Up Agreement. In the event that the Private Placement is completed upon consummation of the Private Placement, each of Selling Members will enter into a lock-up agreement with White Cloud in form and substance reasonably satisfactory to Sands Brothers ("Lock-Up Agreement") pursuant to which Selling Members will agree to certain restrictions, as established by Sands Brothers, on the transferability of the New Shares acquired by them pursuant to this Agreement.

                                   SECTION III
                                     CLOSING

     3.01. Closing. The consummation of the contribution of the Selling Members' Interests, and the other transactions contemplated hereby ("Closing") shall take place at the offices of Sands Brothers, 90 Park Avenue, NY, NY 10016 on June 25, 1997, or as soon as practical after all conditions precedent set forth in Sections IX and X hereof have been satisfied or waived, whichever is later, at 10:00 a.m. (local time), or at such other date, time and place as shall be fixed in writing by the mutual consent of the parties hereto (the "Closing Date"). The Closing shall be deemed to be effective as of the opening of business on the Closing Date.

     3.02. Selling Members' and the Company's Deliveries. At the Closing, in addition to such certificates, opinions, documents and agreements as are specified in Articles IX and X, Members and/or the Company shall do, execute and deliver, or cause to be done, executed and delivered, the following:

          (a) Selling Members' Interests duly endorsed for transfer. 3.03. White Cloud's Deliveries. At the Closing, in addition to such certificates, opinions, documents and agreements as are specified in Articles IX and X, White Cloud shall do, execute and deliver, or cause to be done, executed and delivered, the following:

          (a) the New Shares;

                                   SECTION IV

            Representations and Warranties Concerning Selling Members

     Each Selling Member on behalf of himself, herself or itself represents and warrants to, and agrees with, White Cloud as follows:

     4.01. Ownership of Selling Member's Interests. Such Selling Member is the owner, beneficially and of record, of all of Selling Members' Interests as set forth in Exhibit A and there exists no pledge, lien, security interest, encumbrance, claim or equity of any kind with respect to such shares. Such Selling Member is not a party to any operating or similar agreement, voting trust or other voting or similar agreement with respect to such Selling Member's Interests. Such Selling Member has full right and authority to transfer such Selling Member's Interests and, upon delivery of such Selling Member's Interests to White Cloud pursuant to this Agreement, White Cloud will receive good and marketable title thereto, free and clear of any pledge, lien, security interest, encumbrance, claim or equity of any kind.

     4.02. Authority of Selling Members. Such Selling Member is of full age and has the full right, capacity, power and authority to enter into this Agreement and the Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and the Documents (as hereinafter defined) have been duly executed and delivered by each Selling Member and constitute the valid and binding obligations of such Selling Member enforceable against each such Selling

Member in accordance with their respective terms, subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

     4.03. No Violations. Neither the execution and delivery of this Agreement or any of the Documents, the performance by such Selling Member of his obligations hereunder and thereunder nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly, with or without the giving of notice or the passage of time, or both (i) violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any agreement, personal guarantee, lease, mortgage, debt or obligation of such Selling Member or require the payment or any pre-payment or other penalty with respect thereto; (ii) require notice to or the consent of any party to or beneficiary of any agreement, personal guarantee, lease, mortgage, debt or obligation to which such Selling Member is a party or by which he or his properties is bound or subject, including without limitation, any agreement or obligation containing a right of first refusal or similar right or permitting any party to renegotiate, receive a refund, modify or otherwise change any such agreement or obligation; (iii) result in the creation or imposition of any lien, security interest, claim or other encumbrance upon any property or assets of such Selling Member under any agreement, personal guarantee, lease, mortgage, debt or obligation to which he is a party or by which he or his properties is bound or subject; or (iv) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which such Selling Member or his properties is or may be bound or subject.

     4.04. Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by such Selling Member in connection with the execution, delivery or performance by such Selling Members of this Agreement or the Documents or the consummation by such Selling Member of the transactions contemplated hereby or thereby.

     4.05. Affiliate Transactions. Such Selling Member has no direct or indirect interest in any firm, corporation, association or business enterprise which competes with the Company or is a supplier, client, customer or agent of, or is otherwise engaged in the business engaged in by, the Company.

     4.06. Investment Intent. The New Shares are being acquired for such Selling Member's own account, for investment purposes only and not with a view towards distribution or resale to others. The New Shares have not been registered under the Securities Act and Selling Members will not sell or otherwise transfer the New Shares unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to White Cloud an exemption from such registration is available. Such Selling Member understand that the New Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon such Selling Member's investment intention. Such Selling Member has reviewed, or has had the opportunity to review, such documents, ask questions and obtain additional information concerning White Cloud in connection with the transactions contemplated hereby. Furthermore, such Selling Member has, or has had the opportunity to, consult his own counsel, accountants and other professional advisors as to the financial, legal, tax and related matters concerning an investment in White Cloud. Until (a) the New Shares are effectively registered under the Securities Act, or (b) the holder of the New Shares, at such holder's expense, deliver to White Cloud a written opinion of counsel reasonably acceptable to White Cloud to the effect that such legend is no longer necessary under the Securities Act, White Cloud will cause each certificate(s) representing the New Shares to be stamped or otherwise imprinted with a legend to substantially the following effect:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be transferred unless so registered or unless an exemption from registration is available."

     4.07. Finders' Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, such Selling Member who might be entitled to any fee or commission from White Cloud or the Company or any of their affiliates upon the consummation of the transactions contemplated by this Agreement or the Documents, except Sands Brothers.

     4.08. Disclosure. No representation or warranty of such Selling Member contained in this Agreement or any of the Documents or in any statement or certificate furnished or to be furnished to White Cloud or the Company pursuant hereto or thereto in connection with the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.

                                    SECTION V

              Representations and Warranties Concerning the Company

     Subject to the Disclosure Schedule attached hereto the Company represents and warrants to, and agrees with, White Cloud as follows:

     5.01. Organization; Authority.

     (a) The Company, and each of the Companies under its control (each a "Subsidiary, and collectively, the "Subsidiaries") is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to carry on its business as such business is now being conducted and to own and lease the properties it now owns or leases. The Company is duly qualified to do business in the states or jurisdictions set forth in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, there is no jurisdiction in which the conduct of the Company's business or ownership or leasing of its properties requires it to be qualified to do business as a foreign limited liability company, except where such qualifications have been obtained or the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company taken as a whole. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

     (b) The limited liability company records of the Company have been delivered or made available to White Cloud. Such records are complete, correct and current in all material respects, with all necessary signatures, and have been maintained in accordance with good business practices in all material respects.

     5.02. Capitalization. Exhibit A hereto lists the authorized and the equitable ownership of the limited liability company interests of the Company (the "Interests") and the name and number of shares of Interests owned by each member of the Company. Except as set forth in Exhibit A, there are no other classes of capital stock or other securities authorized by the Company.

     (ii) The Company has no obligation (contingent or otherwise make any other distribution in respect of any of its membership interests, except as set forth in the Company's operating agreement. The Company is not a party to, and has no knowledge of, voting trusts or agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued, in all material respects, in compliance with all applicable federal and state securities laws. The Company has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any membership interests.

     (iii) The Members of record and the holders of subscriptions, warrants, options, preemptive rights, convertible securities and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company are as set forth in Exhibit A. The designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions in respect of

Membership Interests are as set forth in the Operating Agreement and all such designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as disclosed in Exhibit A or the Disclosure
Schedule, no person owns of record, or is known to the Company to own beneficially, any Membership Interest of the Company; no subscription, warrant, option, preemptive right, convertible security, agreement or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding; and there is no commitment by the Company to issue membership interests, subscriptions, warrants, options, preemptive rights, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. An appropriate number of membership interests have been reserved for issuance upon the conversion or exercise, as the case may be, of any of the securities referred to in this Section.

     5.03. Subsidiaries and Investments. The Company does not own, directly or indirectly, any capital stock, or other equity ownership or proprietary interest, in any other corporation, association, trust, partnership, joint venture or other entity.

     5.04. Financial Statements. The audited consolidated balance sheet of the Company as of December 31, 1996 (the "1996 Balance Sheet") and the related consolidated statements of operations, shareholders equity and statements of cash flow for the fiscal year ended December 31, 1996 certified by Comprehensive

Systems, Inc. and the unaudited consolidated balance sheet (the "February Balance Sheet") of the Company as of February 28, 1997 (the "Balance Sheet
Date"), and the related unaudited consolidated statements of operations, shareholders equity and statements of cash flow for the two month period ending February 28, 1997 (collectively, the "Financial Statements"), are attached hereto as Exhibit B. Except as may be otherwise indicated herein and therein and in the notes thereto, the Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles consistently applied and present fairly in all material respects the financial position and results of operations of the Company as of the dates and for the periods indicated.

     5.05 Keeping of Records and Books of Account. The Company has maintained adequate records and books of account, in which complete entries have been made in accordance with Generally Accepted Accounting Principles, consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business have been made. The records and books of account of the Company are in good order and have been properly maintained in all material respects.

     5.06 Access to Corporate Documents. The minute books of the Company and of its Subsidiaries have been made available to White Cloud and such minute books reflect in all material respect the meetings and actions of the managers, member-managers and Members of the Company or of its Subsidiaries, respectively, since the time of their respective formation and reflect all transactions referred to in such minutes accurately in all material respects.

     5.07. Absence of Undisclosed Liabilities. The Company has no material outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or unasserted, except as set forth in the 1996 Balance Sheet, or referred to in any of the notes thereto. All liabilities of the Company and its Subsidiaries incurred subsequent to the Balance Sheet Date have been incurred in the ordinary course of business and do not involve borrowings which individually exceed $5,000 and which do not exceed $10,000 in the aggregate. Neither the Company nor its Subsidiaries is in default in respect of the terms or conditions of any indebtedness.

     5.08. Absence of Changes. Since the Balance Sheet Date, there has not been any material change in the condition, financial or otherwise, of the Company or of any of its Subsidiaries, which materially adversely affects the ability of the Company or the ability of any of its Subsidiaries to conduct its operations s currently conducted and neither the Company nor any of its Subsidiaries have incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business since such Balance Sheet Date.

     5.09. Accounts Receivable. The accounts receivable of the Company reflected on the 1996 Balance Sheet, and all accounts receivable of the Company arising since the 1996 Balance Sheet Date, are not subject to discount (other than discounts and allowances provided by normal trade terms), rebate or offset and have arisen from bona fide transactions in the ordinary course of business.

     5.10. Title to Properties; Encumbrances.

     (i) Except for properties and assets reflected in the 1996 Balance Sheet or acquired since the 1996 Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business since such date, the Company and each of its Subsidiaries has good, valid and marketable title to (A) all of its properties and assets (personal, tangible and intangible), reflected as owned in the 1996 Balance Sheet, except as indicated in the notes thereto; and (B) all the properties and assets purchased or otherwise acquired by the Company or by any Subsidiary since the 1996 Balance Sheet Date; in each case clear of all encumbrances, liens, claims, charges or other restrictions of whatever kind or character ("Liens"), except for (1) liens reflected in the 1996 Balance Sheet,
(2) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (3) such Liens as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company.

     (ii) The Company and its Subsidiaries own no real property. To the best of the Company's knowledge after due inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would materially and adversely affect the use or operation of the Company's and its Subsidiaries' properties and assets for their respective intended uses and purposes or the value of such properties, and the Company and its Subsidiaries have not received notice of any special assessment proceedings which would affect such properties and assets.

     5.11. Condition of Equipment, Machinery and Fixtures. The equipment, machinery and fixtures leased and/or owned by the Company and utilized by the Company and its Subsidiaries in the conduct of their business are in good operating condition and are fit for their intended purpose.

     5.12. Leased Property. Each real property and personal property lease or sublease to which the Company or any of its Subsidiaries is a party is valid and binding and is in full force and effect; all rent and other sums, and charges payable by the Company or by each Subsidiary as lessee or sublessee thereunder, are current through the last day of the immediately preceding calendar month; no notice of default or termination under any lease is outstanding; no termination event or condition or uncured default on the part of the Company or any Subsidiary, or the landlord, exists under any lease; the Company and its Subsidiaries currently occupy or use the premises leased pursuant to the real property leases; and no event has occurred and no condition exists which with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Neither the Company, nor its Subsidiaries, nor any of the officers or directors of the Company or of its Subsidiaries has any ownership, financial or other interest in the landlord under any real property lease. Each lease was negotiated on an arm's-length basis.

     5.13. Inventories. All inventory reflected in the 1996 Balance Sheet of the Company and of its Subsidiaries and all inventory acquired by the Company and by its Subsidiaries subsequent to the 1996 Balance Sheet Date, were acquired subsequent to the 1996 Balance Sheet Date, were acquired and have been maintained in accordance with the regular business practices of the relevant entity, consists of items of quality and quantity reasonably expected to be useable or saleable in the ordinary course of business consistent with past practice, are valued in accordance with United States Generally Accepted Accounting Principles, and such inventory which is known or reasonably believed to be obsolete or slow moving has been adequately reserved to reduce such inventory to net realizable value. Subject to amounts reserved therefor on the Financial Statements, the values at which all inventories of the Company and of its Subsidiaries (collectively, the "Inventories") are carried on the Financial Statements reflect the historical inventory valuation policy of the Company and of its Subsidiaries of stating such Inventories. at the lower of cost
(determined on the first-in, first-out method) or market value and all Inventories are valued such that the Company and its Subsidiaries will earn its/their customary gross margins thereon. The Company has good and marketable title to the Inventories free and clear of all encumbrances. The Inventories do not consist of any items held on consignment. The Company is under no obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers other than in the ordinary course of business consistent with past practice. No clearances or extraordinary sale of the Inventories has been conducted since the Balance Sheet Date. Neither the Company or any of its Subsidiaries has manufactured Inventory for sale which is not of a quality and quantity usable in the ordinary course of business consistent with past practice and within a reasonable period of time nor has the Company or any of its Subsidiaries changed the price of any Inventory except (i) for reductions to reflect any reduction in the cost thereof to the Company or to any of its Subsidiaries; (ii) for reductions and increases responsive to normal competitive conditions and consistent with the Company's or the Subsidiaries' past sales practices; and (iii) to reflect any increase in the cost thereof to the Company or to the Subsidiaries. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of business consistent with past practice.

     5.14.  Patents,  Trademarks  and  Copyrights,  Etc.  The  Company  and  its
Subsidiaries own or are licensed or otherwise entitled to use all patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes and other intellectual property used in the conduct of its business as currently conducted. The Company and its Subsidiaries have received no notice of any claims, and have no knowledge of any threatened claims, and know of no facts which would form the basis of any claim, asserted by any person, to the effect that the sale or use of any product or process now used or offered by the Company or any Subsidiary infringes on any patents or infringes upon the use of any such trademarks, trade names, service marks, copyrights, technology, know-how, processes or other intellectual property of another person or challenges or questions the validity or effectiveness of any such license or agreement. To the Company's knowledge, the sale and use of any such products and processes by the Company and its Subsidiaries, and the use of any such patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes or other intellectual property by the Company and its Subsidiaries, does not infringe on the rights of any person.

     5.15. Litigation. There is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the Company's knowledge, threatened against or affecting the Company or any Subsidiary, nor, to the best of the Company's knowledge, does there exist any basis therefor.

     Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     5.16. Non-Defaults; Non-Contravention. Neither the Company nor its Subsidiaries is in default in the performance or observance of any obligation
(i) under its Certificate of Formation, as amended, or its Operating Agreement, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (ii) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except for such defaults as would not, individually or in the aggregate, result in a material adverse effect on the business or operations of the Company as a whole, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, would constitute, a material default under any of the foregoing.

     5.17. Employment of Officers, Employees and Consultants. To the Company's knowledge, no third party may assert any valid claim against the Company or its Subsidiaries with respect to the (i) continued employment by, or association with, the Company or its Subsidiaries of any of its present officers, employees or consultants; or (ii) the use by the Company or its Subsidiaries of any information which the Company or its Subsidiaries would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

     5.18. Taxes. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed by them or have requested extensions thereof, and all such returns are true and correct in all material respects. The Company and its Subsidiaries have paid all taxes pursuant to such returns or pursuant to any assessments received by them and have withheld all amounts which they are obligated to withhold from amounts owing to any employee, creditor or third party. The tax returns of the Company and of its Subsidiaries have never been audited by any state, local or federal authorities. The Company and its Subsidiaries have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. All tax elections have been made by the Company and its Subsidiaries in accordance with generally accepted practices. No deficiency assessment with respect to or proposed adjustment of the Company's and its Subsidiaries federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company or of its Subsidiaries.

     5.19. Agreements. Except as set forth in the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course business, neither the Company nor any Subsidiary is a party to any written or oral (i) collective bargaining agreement or any other contract with any labor union; (ii) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of $10,000;
(iii) contract for the employment of any officer, key employee or other key person on a full-time basis or any contract with any person on a consulting basis requiring the payment of any amount in the future; (iv) bonus, pension, profit-sharing, vacation, deferred compensation, retirement, stock purchase, stock option, hospitalization, health, medical insurance, life insurance, disability insurance or similar plan, contract or understanding in effect with respect to employees, or any other employee benefit plan, including, without limitation, any employee benefit plan" as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as amended from time to time (collectively, "ERISA"), to which the Company or any Subsidiary contributes or is a party, or is bound, or under which it may have liability and under which employees or former employees of the Company or any Subsidiary (or their beneficiaries) are eligible to participate or derive a benefit; (v) agreement, indenture or other instrument relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets ofthe Company or of any Subsidiary; (vi) guaranty of any obligation for borrowed money or otherwise; (vii) agreement or other commitment for capital expenditures in excess of $10,000; (viii) contract or agreement under which the Company or any Subsidiary is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party other than in conjunction with the transactions contemplated by this Agreement; (ix) sales agency, marketing, distributorship or continuing brokerage agreements or franchises between the Company or any Subsidiary and any other person; (x) partnership or joint venture agreement of any kind to which the Company or any Subsidiary or their assets may be bound; (xi) licenses to or from others with respect to the business or assets of the Company or any Subsidiary; (xii) contracts or commitments limiting the freedom of the Company or any Subsidiary or any of their officers or employees to compete with respect to the business of the Company or any Subsidiary in any geographic area or with any person or otherwise restricting the conduct of the Company's business or that of any Subsidiary; (xiii) contract, agreement, arrangement, or understanding with respect to the sale of the business of the Company or of any Subsidiary or of a substantial portion of the Company's or any Subsidiary's assets to any third party, including any option agreement for any such sale or disposition; or (xiv) contract, agreement, arrangement or understanding which is material to the business of the Company or to the business of any Subsidiary. Each material contract of the Company or of any of its Subsidiaries is valid and binding on the Company or on such Subsidiary (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), and neither the Company nor any of its Subsidiaries has received notice that anysuch contract is not binding on any party thereto. The Company and its Subsidiaries have performed in all material respects all obligations to have been performed on such contracts through the date hereof, and neither the Company nor any Subsidiary is in default in any material respect under any such contract.

     5.20. Compliance with Laws; Environmental Matters, Licenses, Etc. The Company and its Subsidiaries have received no notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations or orders (including, without limitation, those relating to environmental protection, occupational safety and health and other labor laws, ERISA, federal drug laws, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending," and warranties and trade practices) applicable to its business or the business of any Subsidiary, the violation of, or noncompliance with which, would have a material adverse effect on the Company's business or operations, taken as a whole, or that of any Subsidiary, and the Company knows of no facts or set of circumstances which would give rise to such a notice. The Company and its Subsidiaries have all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every federal, state and local government or regulatory body for the operation of their business and the use of their properties, the absence of which would have a material adverse affect on the business of the Company, taken as a whole. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or, to the Company's knowledge threatened to revoke or limit any thereof.

The Company and its Subsidiaries have not received any written opinion or memorandum from legal counsel providing that it/they has taken any action which has resulted in, or is reasonably likely to result in, the Company or any of its Subsidiaries incurring any liability which may be material to its/their respective business, prospects, financial condition, operations, property or affairs.

     5.21. Authorization of Agreement, Etc. Each of this Agreement, the Registration Rights Agreement and all other agreements or documents required to be executed and delivered by the Company in connection with the transactions contemplated by this Agreement (collectively the "Documents") has been or will be duly executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement and the Documents has been duly authorized by all requisite corporate action by the Company; and each constitutes, or will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforce ability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally and except as rights to indemnification hereunder may be limited by applicable law. The execution, delivery and performance of this Agreement will not (i) violate any provision of law or statute or any order of any court or other agency of government binding on the Company or its Subsidiaries; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or of its Subsidiaries under the

Certificate of Formation, as amended, or Operating Agreement or ByLaws of the Company or of its Subsidiaries or any indenture, mortgage, lease agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property is bound or affected, except for such conflict, breach or default (x) as to which requisite waivers or consents shall have been obtained by the Company or by its Subsidiaries and delivered to White Cloud by the time of Closing or (y) which individually or int he aggregate would not result in a material adverse effect on the business of the Company, taken as a whole.

     5.22. Related Transactions. Except as set forth in the Disclosure Schedule, no current or former member, manager, member-manager, officer or employee of the Company, nor any affiliate of any such person, is presently, or since the inception of the Company has been, directly or indirectly, through his, her or its affiliation with any other person or entity, a party to any loan from the Company or from any of its Subsidiaries.

     5.23. Intentionally Omitted.

     5.24. Salaries and Bonuses. The Disclosure Schedule contains a true and complete list of all current officers, managers, member managers and employees of the Company and of its Subsidiaries who received during the fiscal year ended December 31, 1996 remuneration from the Company or from any of its Subsidiaries in excess of $50,000, together with the current aggregate base salary rate for each such person.

     5.25. Insurance. All insurable assets and properties of the Company and its Subsidiaries are insured, for the benefit of the Company and its Subsidiaries, against all risks usually insured against by persons owning or operating similar properties in the localities where such properties are located, through insurance policies all of which are in full force and effect. The Company and each Subsidiary are insured, for their benefit, against all claims relating to their services to the same extent that the risks of such claims are usually insured against by persons providing similar services. Each of the insurance policies referred to in this Section is issued by an insurer of recognized responsibility, and neither the Company nor its Subsidiaries has received any notice or threat of the cancellation or nonrenewal of any such policy. The Company will make available to the White Cloud, upon its request, a list of all insurance coverage carried by the Company or its Subsidiaries, the carrier and the terms and amount of coverage.

     5.26. Employee Benefit Plans.

     (i) Welfare Plans. Each welfare plan of the Company and its Subsidiaries is in compliance with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). The Company and each Subsidiary have no contingent, future or other obligations or liabilities under or with respect to any welfare plan which provides for the continuation of benefits at the expense of the Company or any Subsidiary after retirement or other termination of employment.

     (ii) Pension Plans. Each pension plan of the Company and of each Subsidiary is in compliance with the applicable provisions of ERISA and the Code including, without limitation, any applicable minimum funding requirements. There have been no reportable events within the meaning of Section 4043 of ERISA with respect to any pension plan. In the event of the termination of all pension plans, the Company and each Subsidiary would have no liability under Sections 4062, 4063 or 4064 of ERISA.

     (iii) Effect of Transactions. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not involve any prohibited transactions with respect to the Company or any of its Subsidiaries within the meaning of ERISA.

     5.27. Brokers. The Company has not, nor have any of its Subsidiaries, or any of its/their respective officers, directors, employees or shareholders, employed any broker or finder in connection with the transactions contemplated by this Agreement, other than Sands Brothers.

     5.28. No Consents. No permit, consent, approval, authorization, order or filing with any court or governmental authority is required to consummate the transactions contemplated by this Agreement, except as required under applicable state and federal securities laws with respect to the issuance of securities as contemplated pursuant to the Watchout Transaction, the Goldpoint Transaction and the Private Placement.

     5.29. Employee Relations. Each of the Company and its Subsidiaries has generally enjoyed a satisfactory employer-employee relationship with its employees and is in material compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of its Subsidiaries by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations.

There is no unfair labor practice charge or complaint against the Company or its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or its Subsidiaries, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company or the employees of any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No labor dispute with the employees of the Company or its Subsidiaries exists, or, is imminent.

     5.30. Foreign Corrupt Practices Act. None of the Company, its Subsidiaries nor to their knowledge any of their respective members, managers, manager-members, officers, employees, agents or any other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or the business of any of its Subsidiaries (or to assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction which (a) might subject the

Company or any of its Subsidiaries, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign); (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company or of any of its Subsidiaries; or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and of its Subsidiaries, taken as a whole. The Company believes that its and its Subsidiaries' international accounting controls are sufficient to cause the Company and its Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

     5.31. Affiliations. Except as set forth in the Disclosure Schedule, member or manager of the Company or of any of its Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any such person or entity or of the Company or its Subsidiaries, has or has had, either directly or indirectly (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or its Subsidiaries; or (B) purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services; or (ii) a beneficiary interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Disclosure Schedule, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of its Subsidiaries, and any member or manager of the Company or any of its Subsidiaries, or any affiliate or associate of any such person or entity.

     5.32. Limited Liability Company Representations. Any certificate signed by any manager or manager-member of the Company or by an officer of any of the Company's Subsidiaries and delivered to White Cloud or to the White Cloud's counsel pursuant to this Agreement, shall be deemed a representation and warranty by the Company and by any of its Subsidiaries to White Cloud as to the matters covered thereby.

     5.33. Disclosure. Neither this Agreement nor any other document, certificate or written statement to be furnished to White Cloud by or on behalf of the Company in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially adversely affects the business operations, affairs, prospects, conditions, properties or assets of the Company or of its Subsidiaries (hereinafter "Material Facts") which has not been set forth in this Agreement. To the extent Material Facts become known to the Company subsequent to the date hereof and up and through the Closing Date, such facts will be set forth in the documents, certificates or statements furnished to White Cloud by or on behalf of the Company pursuant hereto.

                                   SECTION VI


                  Representations and Warranties of White Cloud

     White Cloud hereby represents and warrants to, and agrees with the Company and the Selling Members as follows:

     6.01. Organization; Etc. White Cloud is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. White Cloud has full corporate power and authority to carry on its business as such business is now being conducted and to own the properties and assets it now owns.

     6.02. Authority of White Cloud. White Cloud has full corporate power and authority to enter into this Agreement and the Documents applicable to it and to consummate the transactions contemplated hereby and thereby. The Board of Directors and shareholders of White Cloud (to the extent, if any, required) have taken all action required to authorize the execution and delivery of this Agreement and the Documents by White Cloud, the issuance of the New Shares, the performance of the obligations of White Cloud hereunder and thereunder and the consummation by White Cloud of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of White Cloud are necessary to authorize the execution and delivery by White Cloud of this Agreement or the Documents or the performance by either White Cloud of its obligations hereunder or thereunder. This Agreement is, and each Document will be, a valid and binding agreement of White Cloud, enforceable against it in accordance with their terms.

     6.03. No Violation. Neither the execution and delivery of this Agreement or any of the Documents, the performance by White Cloud of its obligation hereunder and thereunder nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of White Cloud; (ii) violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any agreement, lease, mortgage, debt or obligation of White Cloud or require the payment, any pre-payment or other penalty with respect thereof; (iii) require notice to or the consent of any party to any agreement or commitment to which either White Cloud is a party, or by which it or its properties is bound or subject, including without limitation, any lease, license or any agreement containing a right of first refusal or similar right or permitting any such party to re-negotiate, receive a refund, modify or otherwise change any agreement or commitment; (iv) result in the creation or imposition of any security interest, lien, claim or other encumbrance upon any property or assets of White Cloud, as the case may be, under any agreement or commitment to which it is a party or by which it or its properties is bound or subject; or (v) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which either White Cloud or its properties is bound or subject.

     6.04. Finders' and Investment Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by White Cloud who might be entitled to any fee or commission from Selling Members or any of his affiliates in connection with the transactions contemplated by this Agreement or the Documents, except for Sands Brothers and WCM Investments, Inc.

     6.05. Investment Intent. White Cloud is acquiring the Selling Members' Interests for investment purposes only and not with a view to a sale or distribution thereof within the meaning of the Securities Act.

     6.06. New Shares. When issued to the Selling Members, the New Shares will be duly and validly issued, fully paid and non-assessable shares of White Cloud's Common Stock.

     6.07. Securities Law Compliance. White Cloud will have filed all reports and other documents required to be filed by it with the Securities and Exchange Commission under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") within 30 days of the Closing and, to White Cloud's knowledge, each such report or other document, at the time it was filed and when filed, did not and will not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. To White Cloud's best knowledge, no event has occurred or is likely to occur that required or would require an amendment to any report or document referred to in this Section 6.07 that has not been filed or distributed as required. White Cloud has made and will make , within 30 days of Closing, all reports and provided all information and materials to shareholders and to the Securities and Exchange Commission required by law to be made or provided by White Cloud.

     6.08. Organization; Authority.

     (a) White Cloud, and each of the companies under its control (each a "White Cloud Subsidiary, and collectively, the "White Cloud Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as such business is now being conducted and to own and lease the properties it now owns or leases. White Cloud is duly qualified to do business in the states or jurisdictions set forth in the White Cloud Disclosure Schedule. Except as set forth in the White Cloud Disclosure Schedule, there is no jurisdiction in which the conduct of White Cloud's business or ownership or leasing of its properties requires it to be qualified to do business as a foreign corporation, except where such qualifications have been obtained or the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of White Cloud taken as a whole. White Cloud has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

     (b) The corporate records of White Cloud have been delivered or made available to the Company. Such records are complete, correct and current in all material respects, with all necessary signatures, and have been maintained in accordance with good business practices in all material respects.

     6.09. Capitalization. Exhibit D hereto lists the authorized and the equitable ownership of the capital stock of White Cloud (the "Capital Stock") and the name and number of shares of Capital Stock owned by each shareholder of White Cloud as of a specified record date. Each such share is validly paid, fully paid and nonassessable. Except as set forth in Exhibit D, there are no other classes of capital stock or other securities authorized by White Cloud.

     (ii) White Cloud has no obligation (contingent or otherwise) to pay any dividend or make any other distribution in respect of any of its capital stock. White Cloud is not a party to, and has no knowledge of, voting trusts or agreements, Members' agreements, pledge agreements, buy- sell agreements, rights of first refusal or proxies relating to any securities of White Cloud (whether or not White Cloud is a party thereto). All of the outstanding securities of White Cloud were issued, in all material respects, in compliance with all applicable federal and state securities laws. White Cloud has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of its capital stock.

     (iii) The Members of record and the holders of subscriptions, warrants, options, preemptive rights, convertible securities and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of White Cloud, and the number of shares of capital stock of White Cloud and the number of such subscriptions, warrants, options, preemptive rights, convertible securities and other such rights held by each, are as set forth in Exhibit F. The designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of White Cloud are as set forth in the Certificate of Incorporation and all such designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as disclosed in Exhibit F or the White Cloud

Disclosure Schedule, no person owns of record, or is known to White Cloud to own beneficially, any share of capital stock of White Cloud; no subscription, warrant, option, preemptive right, convertible security, agreement or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of White Cloud is authorized or outstanding; and there is no commitment by White Cloud to issue shares, subscriptions, warrants, options, preemptive rights, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. An appropriate number of shares of the Common Stock have been reserved for issuance upon the conversion or exercise, as the case may be, of any of the securities referred to in this Section.

     6.10. Subsidiaries and Investments. Except as set forth in the White Cloud Disclosure Schedule, White Cloud does not own, directly or indirectly, any capital stock, or other equity ownership or proprietary interest, in any other corporation, association, trust, partnership, joint venture or other entity. Each White Cloud Subsidiary is wholly owned by White Cloud.

     6.11. Financial Statements. The audited consolidated balance sheet of White Cloud as of June 30, 1996 (the "White Cloud 1996 Balance Sheet") and the related consolidated statements of operations, shareholders equity and statements of cash flow for the fiscal year ended December 31, 1996 certified by Michael B. Johnson & Company and the unaudited consolidated balance sheet (the "White Cloud April Balance Sheet") of White Cloud as of April 30, 1997 (the "White Cloud
Balance Sheet Date"), and the related unaudited consolidated statements of operations, shareholders equity and statements of cash flow for the two month period ending April

30, 1997 (collectively, the "White Cloud Financial Statements"), are attached hereto as Exhibit F. Except as may be otherwise indicated herein and therein and in the notes thereto, the White Cloud Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles consistently applied and present fairly in all material respects the financial position and results of operations of White Cloud as of the dates and for the periods indicated.

     6.12. Keeping of Records and Books of Account. White Cloud has maintained adequate records and books of account, in which complete entries have been made in accordance with Generally Accepted Accounting Principles, consistently applied, reflecting all financial transactions of White Cloud and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business have been made. The records and books of account of White Cloud are in good order and have been properly maintained in all material respects.

     6.13. Intentionally omitted.

     6.14. Absence of Undisclosed Liabilities. White Cloud has no material outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or unasserted, except as set forth in the 1996 Balance Sheet, or referred to in any of the notes thereto. All liabilities of White Cloud and its White Cloud Subsidiaries incurred subsequent to the White Cloud Balance Sheet Date have been incurred in the ordinary course of business and do not involve borrowings which individually exceed $5,000 and which do not exceed $10,000 in the aggregate. Neither White Cloud nor its White Cloud Subsidiaries is in default in respect of the terms or conditions of any indebtedness.

     6.15. Absence of Changes. Since the White Cloud Balance Sheet Date, there has not been any material change in the condition, financial or otherwise, of White Cloud or of any of its White Cloud Subsidiaries, which materially adversely affects the ability of White Cloud or the ability of any of its White Cloud Subsidiaries to conduct its operations as currently conducted and neither White Cloud nor any of its White Cloud Subsidiaries have incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business since such White Cloud Balance Sheet Date.

     6.16. Title to Properties; Encumbrances.

     (i) Except for properties and assets reflected in the White Cloud 1996 Balance Sheet or acquired since the White Cloud 1996 Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business since such date, White Cloud and each of its White Cloud Subsidiaries has good, valid and marketable title to (A) all of its properties and assets (personal, tangible and intangible), reflected as owned in the White Cloud Balance Sheet, except as indicated in the notes thereto; and (B) all the properties and assets purchased or otherwise acquired by White Cloud or by any White Cloud Subsidiary since the White Cloud 1996 Balance Sheet Date; in each case clear of all encumbrances, liens, claims, charges or other restrictions of whatever kind or character ("White Cloud Liens"), except for (1) liens reflected in the White Cloud 1996 Balance Sheet, (2) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (3) such White Cloud Liens as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by White Cloud.

     (ii) White Cloud and its White Cloud Subsidiaries own no real property. To the best of White Cloud's knowledge after due inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would materially and adversely affect the use or operation of White Cloud's and its White Cloud Subsidiaries' properties and assets for their respective intended uses and purposes or the value of such properties, and White Cloud and its White Cloud Subsidiaries have not received notice of any special assessment proceedings which would affect such properties and assets.

     6.17. Litigation. There is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to White Cloud's knowledge, threatened against or affecting White Cloud or any White Cloud Subsidiary, nor, to the best of White Cloud's knowledge, does there exist any basis therefor. Neither White Cloud nor any White Cloud Subsidiary is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     6.18. Non-Defaults; Non-Contravention. Neither White Cloud nor its White Cloud Subsidiaries is in default in the performance or observance of any obligation (i) under its Certificate of Incorporation, as amended, or its By-laws, nor any indenture, mortgage, contract, purchase order or other agreement or instrument to which White Cloud is a party or by which it or any of its property is bound or affected; nor (ii) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except for such defaults as would not, individually or in the aggregate, result in a material adverse effect on the business or operations of White Cloud as a whole, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, would constitute, a material default under any of the foregoing.

     6.19. Employment of Officers, Employees and Consultants. To White Cloud's knowledge, no third party may assert any valid claim against White Cloud or its White Cloud Subsidiaries with respect to the (i) continued employment by, or association with, White Cloud or its White Cloud Subsidiaries of any of its present officers, employees or consultants; or (ii) the use by White Cloud or its White Cloud Subsidiaries of any information which White Cloud or its White Cloud Subsidiaries would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

     6.20. Taxes. White Cloud and its White Cloud Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed by them or have requested extensions thereof, and all such returns are true and correct in all material respects. White Cloud and its White Cloud Subsidiaries have paid all taxes pursuant to such returns or pursuant to any assessments received by them and have withheld all amounts which they are obligated to withholdfrom amounts owing to any employee, creditor or third party. The tax returns of White Cloud and of its White Cloud Subsidiaries have never been audited by any state, local or federal authorities. White Cloud and its White Cloud Subsidiaries have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

     All tax elections have been made by White Cloud and its White Cloud Subsidiaries in accordance with generally accepted practices. No deficiency assessment with respect to or proposed adjustment of White Cloud's and its White Cloud Subsidiaries federal, state, county or local taxes is pending or, to the best of White Cloud's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of White Cloud or of its White Cloud Subsidiaries. Neither White Cloud nor any of its White Cloud Subsidiaries nor any of its/their respective present or former Members has ever filed an election pursuant to Section 1362 of the Code, that White Cloud or any of its White Cloud Subsidiaries be taxed as an S corporation.

     6.21. Agreements. Except as set forth in the White Cloud Disclosure Schedule, neither White Cloud nor any White Cloud Subsidiary is a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course business, neither White Cloud nor any White Cloud Subsidiary is a party to any written or oral (i) collective bargaining agreement or any other contract with any labor union; (ii) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of $10,000; (iii) contract for the employment of any officer, key employee or other key person on a full-time basis or any contract with any person on a consulting basis requiring the payment of any amount in the future; (iv) bonus, pension, profit-sharing, vacation, deferred compensation, retirement, stock purchase, stock option, hospitalization, health, medical insurance, life insurance, disability insurance or similar plan, contract or understanding in effect with respect to employees, or any other employee benefit plan, including, without limitation, any employee benefit plan" as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as amended from time to time (collectively, "ERISA"), to which White Cloud or any White Cloud Subsidiary contributes or is a party, or is bound, or under which it may have liability and under which employees or former employees of White Cloud or any White Cloud Subsidiary (or their beneficiaries) are eligible to participate or derive a benefit; (v) agreement, indenture or other instrument relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of White Cloud or of any White Cloud Subsidiary; (vi) guaranty of any obligation for borrowed money or otherwise; (vii) agreement or other commitment for capital expenditures in excess of $10,000; (viii) contract or agreement under which White Cloud or any White Cloud Subsidiary is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party other than in conjunction with the transactions contemplated by this Agreement; (ix) sales agency, marketing, distributorship or continuing brokerage agreements or franchises between White Cloud or any White Cloud Subsidiary and any other person; (x) partnership or joint venture agreement of any kind to which White Cloud or any White Cloud Subsidiary or their assets may be bound; (xi) licenses to or from others with respect to the business or assets of White Cloud or any

White Cloud Subsidiary; (xii) contracts or commitments limiting the freedom of White Cloud or any White Cloud Subsidiary or any of their officers or employees to compete with respect to the business of White Cloud or any White Cloud Subsidiary in any geographic area or with any person or otherwise restricting the conduct of White  Cloud's  business  or that of any White Cloud  Subsidiary;
(xiii) contract, agreement, arrangement, or understanding with respect to the sale of the business of White Cloud or of any White Cloud Subsidiary or of a substantial portion of White Cloud's or any White Cloud Subsidiary's assets to any third party, including any option agreement for any such sale or disposition; or (xiv) contract, agreement, arrangement or understanding which is material to the business of White Cloud or to the business of any White Cloud Subsidiary. Each material contract of White Cloud or of any of its White Cloud Subsidiaries is valid and binding on White Cloud or on such White Cloud Subsidiary (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), and neither White Cloud nor any of its White Cloud Subsidiaries has received notice that any such contract is not binding on any party thereto. White Cloud and its White Cloud Subsidiaries have performed in all material respects all obligations to have been performed on such contracts through the date hereof, and neither White Cloud nor any White Cloud Subsidiary is in default in any material respect under any such contract.

     6.22. Compliance with Laws; Environmental Matters, Licenses, Etc. White Cloud and its White Cloud Subsidiaries have received no notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations or orders (including, without limitation, those relating to environmental protection, occupational safety and health and other labor laws, ERISA, federal drug laws, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending," and warranties and trade practices) applicable to its business or the business of any White Cloud Subsidiary, the violation of, or noncompliance with which, would have a material adverse effect on White Cloud's business or operations, taken as a whole, or that of any White Cloud Subsidiary, and White Cloud knows of no facts or set of circumstances which would give rise to such a notice. White Cloud and its White Cloud Subsidiaries have all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every federal, state and local government or regulatory body for the operation of their business and the use of their properties, the absence of which would have a material adverse affect on the business of White Cloud, taken as a whole. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or, to White Cloud's knowledge threatened to revoke or limit any thereof. White Cloud and its White Cloud Subsidiaries have not received any written opinion or memorandum from legal counsel providing that it/they has taken any action which has resulted in, or is reasonably likely to result in, White Cloud or any of its White Cloud Subsidiaries incurring any liability which may be material to its/their respective business, prospects, financial condition, operations, property or affairs.

     6.23. Authorization of Agreement, Etc. Each of this Agreement and all other agreements or documents required to be executed and delivered by White Cloud in connection with the transactions contemplated by this Agreement (collectively the "Documents") has been or will be duly executed and delivered by White Cloud and the execution, delivery and performance by White Cloud of this Agreement and the Documents has been duly authorized by all requisite corporate action by White Cloud; and each constitutes, or will constitute, the legal, valid and binding obligation of White Cloud, enforceable in accordance with its terms, except as enforce ability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally and except as rights to indemnification hereunder may be limited by applicable law. The execution, delivery and performance of this Agreement will not (i) violate any provision of law or statute or any order of any court or other agency of government binding on White Cloud or its White Cloud Subsidiaries; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of White Cloud or of its White Cloud Subsidiaries under the Certificate of Incorporation, as amended, or By-Laws of White Cloud or of its White Cloud Subsidiaries or any indenture, mortgage, lease agreement or other agreement or instrument to which White Cloud or any of its White Cloud Subsidiaries is a party or by which it or any of its property is bound or affected, except for such conflict, breach or default (x) as to which requisite waivers or consents shall have been obtained by White Cloud or by its White Cloud Subsidiaries and delivered to White Cloud by the time of Closing or (y) which individually or int he aggregate would not result in a material adverse effect on the business of White Cloud, taken as a whole.

     6.24. Related Transactions. Except as set forth in the White Cloud Disclosure Schedule, no current or former shareholder, director, officer or employee of White Cloud, nor any affiliate of any such person, is presently, or since the inception of White Cloud has been, directly or indirectly, through his, her or its affiliation with any other person or entity, a party to any loan from White Cloud or from any of its White Cloud Subsidiaries.

     6.25. Registration Rights. Except as may exist with respect to the holders of the New Shares, (i) no person or entity has any right to cause White Cloud to effect the registration under the Securities Act of any securities of White
Cloud and (ii) no person or entity holds any anti-dilution or "piggy back" rights with respect to any securities of White Cloud.

     6.26. Salaries and Bonuses. The White Cloud Disclosure Schedule contains a true and complete list of all current officers, directors and employees of White Cloud and of its White Cloud Subsidiaries who received during the fiscal year ended December 31, 1996 remuneration from White Cloud or from any of its White Cloud Subsidiaries in excess of $50,000, together with the current aggregate base salary rate for each such person.

     6.27. Foreign Corrupt Practices Act. None of White Cloud, its White Cloud Subsidiaries nor to their knowledge any of their respective officers, employees, agents or any other person acting on behalf of White Cloud or any of its White Cloud Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of White Cloud or the business of any of its White Cloud Subsidiaries (or to assist White Cloud or any of its White Cloud Subsidiaries in connection with any actual or proposed transaction) which (a) might subject White Cloud or any of its White Cloud Subsidiaries, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign);
(b) if not given in the past, might have had a material adverse effect on the assets, business or operations of White Cloud or of any of its White Cloud Subsidiaries; or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of White Cloud and of its White Cloud Subsidiaries, taken as a whole. White Cloud believes that its and its White Cloud Subsidiaries' international accounting controls are sufficient to cause White Cloud and its White Cloud Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

     6.28. Affiliations. Except as set forth in the White Cloud Disclosure Schedule, no officer, director or shareholder of White Cloud or officer, director or shareholder of any of its White Cloud Subsidiaries, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any such person or entity or of White Cloud or its White Cloud Subsidiaries, has or has had, either directly or indirectly (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by White Cloud or its White Cloud Subsidiaries; or (B) purchases from or sells or furnishes to White Cloud or any of its White Cloud Subsidiaries any goods or services; or (ii) a beneficiary interest in any contract or agreement to which White Cloud or any of its White Cloud Subsidiaries is a party or by which it may be bound or affected. Except as set forth in the White Cloud Disclosure Schedule, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among White Cloud or any of its White Cloud Subsidiaries, and any officer, director, or principal Member of White Cloud or any of its White Cloud Subsidiaries, or any affiliate or associate of any such person or entity.

     6.29. Corporate Representations. Any certificate signed by any officer of White Cloud or by an officer of any of White Cloud's Subsidiaries and delivered to the Company or to the Company's counsel pursuant to this Agreement, shall be deemed a representation and warranty by White Cloud and by any of its White Cloud Subsidiaries to the Company as to the matters covered thereby.

     6.30. Disclosure. Neither this Agreement nor any other document, certificate or written statement to be furnished to the Company by or on behalf of White Cloud in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to White Cloud which materially adversely affects the business operations, affairs, prospects, conditions, properties or assets of White Cloud or of its White Cloud Subsidiaries (hereinafter "Material Facts") which has not been set forth in this Agreement. To the extent Material Facts become known to White Cloud subsequent to the date hereof and up and through the Closing Date, such facts will be set forth in the documents, certificates or statements furnished to White Cloud by or on behalf of White Cloud pursuant hereto.

     6.31. No Consents. No permit, consent, approval, authorization, order or filing with any court or governmental authority is required to consummate the transactions contemplated by this Agreement, except as required under applicable state and federal securities laws with respect to the issuance of securities as contemplated pursuant to the Watchout Transaction, the Goldpoint Transaction and the Private Placement.



                                   ARTICLE VII

                       Conduct of Business Pending Closing


     From and after the date hereof until the Closing, and except as otherwise specifically contemplated by this Agreement and the Documents and the Schedules and Exhibits hereto or thereto, or consented to or approved by White Cloud or the Company, as the case may be, in writing, the Company shall, on the one hand, and White Cloud shall, on the other hand, conform to the following:

     7.01. Regular Course of Business. Except as otherwise contemplated by this Agreement or to the extent waived by the other parties in writing, the parties shall, carry on their respective businesses in the same manner as heretofore conducted, and shall not engage in any transaction or activity, enter into any agreement or make any commitment with or to any Selling Member or any manager, manager-member, officer, director or employee of such party, or any person affiliated with any of the foregoing, except in the ordinary course of business.

     7.02. Amendments. No change or amendment shall be made in the Certificate of Formation, Operating Agreement, By-laws or other governing instrument of the Company or White Cloud.

     7.03. Capital Changes. Neither White Cloud nor the Company shall issue or sell rights (including, without limitation, conversion rights), options, warrants to purchase or to subscribe to, or enter into any arrangement or contract with respect to, any shares of any of its Stock or any other securities of, or equity interest in, the Company or White Cloud.

     7.04. Dividends; Redemptions. Neither White Cloud nor the Company shall declare, pay or set aside for payment any dividend or other distribution in respect to any of its Stock or Member Shares or directly or indirectly redeem, purchase or otherwise acquire any shares of its equity securities.

     7.05. Organization. Both White Cloud and the Company shall use their best efforts to preserve their respective properties, assets, and legal and business relationships with their respective employees, suppliers, customers and others having business relations with them, respectively.

     7.06. Contracts. Except for purchase and sales orders entered into in the ordinary course of business, no contracts or commitments involving, individually, in excess of $25,000 (or $50,000 in the aggregate), or having a term of more than one (1) year, shall be entered into by or on behalf of the Company or White Cloud, respectively, including without limitation, any contract or commitment: (i) to acquire additional real property or any interest therein;
(ii) to dispose of, amend, modify, terminate or encumber any real property lease, or any interest therein or sublease the premises demised thereunder;
(iii) to enter into any lease for additional real property; or (iv) to amend, modify, extend, renew or waive any right with respect to any existing agreement or arrangement involving (or which, as the result of such amendment, modification, extension, renewal or waivers would involve) in excess of $25,000 or having an unexpired term in excess of one (1) year.

     7.07. Consultation with White Cloud and the Company. To the fullest extent practicable, the Company, on the one hand, shall cause its Managers, Manager-Members, executive officers to consult with and consider the views of White Cloud in operating its business through the Closing Date, and White Cloud, on the other hand, shall, to the fullest extent practicable, cause its executive officers to consult with and consider the views of the Company in operating its business through the Closing Date.

     7.08. Maintain Properties. Both White Cloud the Company will maintain their respective properties and assets, whether owned or leased, in good repair, order and condition, reasonable wear and tear excepted.

     7.09. Compensation. Neither White Cloud nor the Company will grant any increase in compensation to any manager, manager-member, officer, employee or agent or enter into or amend any Plan or any employment or consulting agreement.

     7.10. Indebtedness/Loans. Other than in connection with certain proposed bridge financing to White Cloud, neither White Cloud nor the Company will create, incur or assume any indebtedness (including without limitation, under existing lines of credit and revolving loans) other than in the ordinary course of business and in an amount not to exceed $50,000 in the aggregate, or guarantee or otherwise become liable with respect to any indebtedness for borrowed money. Neither White Cloud nor the Company will make any capital expenditures in excess of $50,000 in the aggregate and will not make any loan, advance, capital contribution to or investment in, any other person.

     7.11. Taxes. Except for Taxes contested in good faith, both White Cloud and the Company will pay all Taxes upon their respective incomes, properties and businesses as they become due and prepare and timely file all Tax Returns and other returns and reports which are re quired to be filed in respect of Taxes.

     7.12. No Disposition or Encumbrance. Neither White Cloud nor the Company shall sell, lease, mortgage, pledge or otherwise dispose of or agree to sell, lease, mortgage, pledge or otherwise dispose of any of their respective assets or properties other than sales, leases, mortgages, pledges and dispositions of assets and properties except in the ordinary course of business.

     7.13. Insurance. Both White Cloud and the Company will maintain insurance upon their respective businesses and properties and insurance in respect of the kinds of risks currently insured against, in accordance with their current practice.

     7.14. No Mergers. Neither White Cloud nor the Company will nor shall agree to merge or consolidate with any other corporation, or acquire any stock, business, or substantially all or any substantial portion of the property or assets of, any other person, firm, association, corporation or other business organization.

     7.15. No Breach. Neither White Cloud nor the Company, shall do any act or omit to do any act which, with or without the giving of notice or the passage of time, or both, would result in a breach of or default under any contract, commitment or obligation of the Company or White Cloud, as the case may be.

     7.16. Due Compliance. Both White Cloud and the Company will duly comply with all laws applicable to them and to the conduct of their respective Businesses.

     7.17. Accounting Practice. Neither White Cloud nor the Company shall change any method of accounting practice currently employed by them.

                                  ARTICLE VIII

                       Additional Covenants and Agreements


     8.01. Continued Effectiveness of Representations and Warranties; Advice of Change.

     (a) Selling Members and the Company will promptly advise White Cloud, on the one hand, and White Cloud will promptly advise the Selling Members and the Company, on the other hand, in writing, upon obtaining knowledge of: (i) any event which occurred on or prior to the date of execution of this Agreement that is not disclosed herein and any event which occurs after the date of this Agreement, in each case that would, under this Agreement or any Exhibit or Schedule delivered pursuant hereto, have been required to be disclosed on the date of execution of this Agreement by Selling Members and the Company, on the one hand, and by White Cloud, on the other hand; and (ii) any change in the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Company, or White Cloud, as the case may be.

     (b) From the date hereof through the Closing Date, Selling Members shall use their best efforts, and the Company shall use its best efforts, to conduct their respective affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Articles IV and V respectively, hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date and Selling Members and the Company shall promptly notify White Cloud of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach by Selling Members or the Company of any of such representations and warranties.

     (c) From the date hereof through the Closing Date, White Cloud shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article VI hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date and White Cloud shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach by White Cloud of any of such representations and warranties.

     8.02. Reasonable Access. Both White Cloud and the Company shall (i) afford the other and its authorized representatives, during normal business hours, full and free access to the properties, personnel, books and records of such party in order that the other party shall have a full opportunity to make such investigation as it shall reasonably desire to make of the affairs of such other party and to obtain copies of relevant documents in connection therewith, (ii) provide additional financial and other information as to the Business of such party as the other party or its representatives shall reasonably request and
(iii) otherwise fully cooperate with such other party or its representatives.

     8.03. Books and Records. On the Closing Date, the Company shall to deliver to White Cloud all of the books and records of the Company, including without limitation, the limited liability company minute book of the Company.

     8.04. Cooperation Regarding Plans. The parties will cooperate with each other and their advisers in preparing, filing, and diligently pursuing any and all filings, applications, or notifications that may be necessary or advisable with respect to any of the Plans in connection with the transactions contemplated by this Agreement, including, without limitation the Watchout Transaction and the Private Placement.

     8.05. Satisfaction of Closing Conditions.

     (a) Each Selling Member and the Company shall use their respective best efforts to cause all of the conditions to the obligations of Selling Members and the Company set forth in Article IX and Article X hereof to be satisfied with respect to the Closing.

     (b) White Cloud shall use its best efforts to cause all of the conditions to the obligations of White Cloud set forth in Article IX and Article X hereof to be satisfied with respect to the Closing.

     8.06. Confidentiality; Publicity.

     (a) Each of White Cloud, Selling Members and the Company shall, and shall cause the respective directors, officers, employees and authorized representatives of White Cloud and the Company to, hold in strictest confidence and not disclose to others for any reason whatsoever any information received from White Cloud or the Company or their respective directors, officers, employees and authorized representatives, in connection with the transactions contemplated hereby or by the Documents, except as otherwise required by law.

     (b) Neither the Company, nor any Selling Member (nor any of their affiliates or members of their respective families) shall utilize any confidential information in connection with the purchase or sale of White Cloud's Common Stock in open market transactions.

     8.07. Other Offers.

     (a) From the date hereof until the termination hereof, Selling Members shall not, and Petrie shall use his best efforts to cause the Company and its Manager, Manager-Members, officers, employees, affiliates and their representatives not to, (i) take any action to solicit or solicit any offer from any person with respect to any Acquisition Proposal (as hereinafter defined) or
(ii) engage in negotiations with or disclose any nonpublic information relating to the Company or its business or afford access to the properties, books or records of the Company to any person with respect to an Acquisition Proposal without the express written consent of White Cloud. "Acquisition Proposal" means any proposal for a merger or other business transaction to which Selling Members, or the Company is or would be a party or involving the acquisition of any substantial equity interest in, or a substantial portion of the assets of, the Company or Selling Members' Interests, other than the transactions contemplated by this Agreement. Selling Members shall promptly notify White Cloud if they or the Company receive any inquiry from any person with respect to an Acquisition Proposal, which notice shall contain the name of the person involved and the nature of the Acquisition Proposal.

     (b) From the date hereof until the termination hereof, White Cloud and its directors, officers, employees, affiliates and their representatives shall not,
(i) take any action to solicit or solicit any offer from any person with respect to any Acquisition Proposal (as hereinafter defined) or (ii) engage in negotiations with or disclose any nonpublic information relating to White Cloud or its business or afford access to the properties, books or records of White Cloud to any person with respect to an Acquisition Proposal without the express written consent of the Company. "Acquisition Proposal" means any proposal for a merger or other business transaction to which White Cloud is or would be a party or involving the acquisition of any substantial equity interest in, or a substantial portion of the assets of White Cloud other than the transactions contemplated by this Agreement. White Cloud shall promptly notify the Company if it receives any inquiry from any person with respect to an Acquisition Proposal, which notice shall contain the name of the person involved and the nature of the Acquisition Proposal.

     8.08. Additional Instruments. The Company, Selling Members, and White Cloud, as the case may be, at the request of one of the others, at or after the Closing will execute and deliver, or cause to be executed and delivered, to the other, such documents and instruments as may reasonably be necessary or desirable to carry out or implement any provision of this Agreement.

     8.09. Litigation.

     (a) From the date hereof through the Closing Date, the Company shall promptly notify White Cloud of any actions or proceedings of the type referred to in Section 5.15 hereof that from the date hereof are threatened or commenced against the Company or any Manager, Manager- Member, officer, employee, property or asset of the Company, and of any requests for additional information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

     (b) From the date hereof through the Closing Date, White Cloud shall promptly notify the Company of any actions or proceedings of the type referred to in Section 6.17 hereof that from the date hereof are threatened or commenced against White Cloud or any director, officer, employee, property or asset of White Cloud, and of any requests for additional information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

     8.10. Consents. The Company shall use its best efforts to obtain all consents, approvals and waivers of third parties or authorities required under
Section 5.28 hereto and to satisfy the conditions set forth in Article IX hereof no later than five (5) business days prior to the Closing and White Cloud shall use its best efforts to obtain the consents approvals and waivers of third parties or authorities required under Section 6.31 hereof and to satisfy the conditions set forth in Article X hereof no later than five (5) business days prior to the Closing.

     8.11. Supplements to Exhibits. The parties shall deliver to each other, as soon as possible after a party becomes aware thereof, but not later than the Closing, supplemental information updating the information set forth in the Schedules hereto so that such Schedules supplemented by such information shall be true and correct as of the Closing Date as if then made, provided that the foregoing shall not be deemed to permit any transaction not otherwise permitted by this Agreement or to constitute a waiver by any party of any misrepresentation or breach by any other party of any agreement, covenant or warranty made therein. Each party agrees to disclose to the other parties any misrepresentation or breach of any covenant or warranty of any such party when such breach becomes known to any of them.

     8.12. Private Placement. Following the Closing, White Cloud and the Company shall cooperate in furtherance of the consummation of the Private Placement.

                                   ARTICLE IX

                     Conditions to White Cloud's Obligations


The obligations of White Cloud to consummate the transactions contemplated by this Agreement and the Documents with respect to the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

     9.01. Representations and Warranties. The representations and warranties made by Selling Members and the Company in this Agreement and in the Documents (including all Exhibits and Schedules hereto or thereto), shall be true and correct, individually and in the aggregate, in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     9.02. Performance. With respect to agreements, covenants, obligations and conditions required to be performed or complied with by Selling Members and the Company at or prior to the Closing, Selling Members and the Company shall have performed in all material respects, such agreements, covenants, obligations and conditions, including, without limitation, the execution and delivery of the agreements contemplated by Section 3.02.

     9.03. Approvals and Filings. All approvals, consents, and authorizations from, and all declarations, filings and registrations with, third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained or made, shall be in full force and effect and shall be reasonably satisfactory in form and substance to White Cloud.

     9.04. Certificates. At Closing, there shall be delivered to White Cloud a certificate, in a form acceptable to White Cloud, dated the appropriate Closing Date, and signed by a Manager or Manager-Member of the Company, certifying that the conditions set forth in Sections 9.01, 9.02 and 9.03 hereof have been fulfilled.

     9.05. No Injunction. There shall not be in effect any preliminary or permanent injunction or other order issued by any state or federal court or governmental body of competent jurisdiction or any statute, rule or regulation which prevents the transactions contemplated hereby. No action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement, the Documents or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated by this Agreement or the Documents or cause such transactions to be rescinded.

     9.06. Opinion of Counsel. There shall have been delivered to White Cloud an opinion of Albert Loew, Esq, counsel to Selling Members and the Company, dated the Closing Date, in the form of Exhibit C hereto.

     9.07. Due Diligence. Prior to the Closing, White Cloud shall have concluded a customary due diligence investigation of the Company to its reasonable satisfaction.

     9.08. Waiver of Rights as Members. At the Closing, each Selling Member shall waive and release, pursuant to waiver and releases substantially in the form of Exhibit E hereto, any and all rights and claims each of them may have against the Company, arising out of or related to their status as members of the Company.

     9.09. Watchout Transaction. At or prior to Closing, White Cloud shall have concluded the Watchout Transaction.

     9.11. Board of Directors. At the Closing, the Board of Directors of White Cloud shall be constituted in a manner reasonably satisfactory to White Cloud and Sands Brothers.


                                    ARTICLE X

            Conditions to Selling Members' and Company's Obligations

     The obligations of Selling Members and the Company to consummate the transactions contemplated by this Agreement and the Documents shall be subject to the satisfaction, on or before the Closing of each of the following conditions:

     10.01. Representations and Warranties. The representations and warranties made by White Cloud in this Agreement and in the Documents (including all Exhibits and Schedules hereto or thereto) shall be true and correct, individually and in the aggregate, in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     10.02. Performance. With respect to agreements, covenants, obligations and conditions required to be performed or complied with by White Cloud at or prior to the Closing, White Cloud shall have performed in the aggregate, in all material respects, such agreements, covenants, obligations and conditions, including, without limitation, the execution and delivery of the agreements contemplated by Article 3.03.

     10.03. Approvals and Filings. All approvals, consents, and authorizations from, and all declarations, filings and registrations with, third parties and government agencies required to consummate the transactions contemplated hereby and by the Documents, to the extent required to be obtained by White Cloud, including without limitation, such filings, registrations and qualifications required under applicable federal and state securities laws, shall have been obtained or made, shall be in full force and effect and shall be satisfactory in form and substance to Selling Members or the Company and their counsel.

     10.04. Certificates. At Closing, there shall be delivered to Selling Members a certificate, in a form acceptable to Selling Members, dated the appropriate Closing Date, and signed by an officer of White Cloud certifying that the conditions set forth in Sections 10.01, 10.02 and 10.03 have been fulfilled.

     10.05. No Injunction. There shall not be in effect any preliminary or permanent injunction or other order issued by any state or federal court or governmental body of competent jurisdiction or any statute, rule or regulation which prevents the transactions contemplated hereby. No action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement, the Documents or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated by this Agreement or the Documents or cause such transactions to be rescinded.

     10.06. Approval of Proceedings. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby, or incidental thereto, and all other related legal matters shall have been approved by counsel for Selling Members.

     10.07 Opinion of Counsel. There shall have been delivered to the Company and the Selling Members an opinion of Michael A. Littman, Esq., counsel to White Cloud, dated the Closing date, in the form of Exhibit G hereto.

     10.07. Due Diligence. Prior to the Closing, the Selling Members and the Company shall have concluded a customary due diligence investigation of White Cloud to their satisfaction.

     10.08. Watchout Transaction. At or prior to Closing, White Cloud shall have concluded the Watchout Transaction.

     10.09. Board of Directors. At the Closing, the Board of Directors of White Cloud shall be constituted in a manner reasonably satisfactory to White Cloud and Sands Brothers.

                                   ARTICLE XI

                                   Termination



     11.01. Right of Rescission. Notwithstanding any other provision of this Agreement, in the event that, due to the inadequacy or deficiency of the financial statements of the Company, White Cloud is unable to comply, after the Closing Date, with the provisions of Form 8- K, within the time frame specified under the rules governing the filing of Form 8-K, then White Cloud shall have the unilateral right but not the duty, for a period of an additional 30 days from the end of such period (the "Rescission Period"), by written notice to the Company, to deem this Agreement rescinded and null and void ab initio. As a result thereof, (i) the Watchout Transaction shall be reversed and the New Shares be canceled and the Selling Stockholders' Shares transferred to White Cloud by the Selling Stockholders be returned; (i) the directors and officers of White Cloud as then constituted shall resign, nominating the officers and board of directors of White Cloud as constituted prior to the Closing Date in their stead, and (iii) all other things necessary to unwind the Transaction not specifically set forth herein shall be completed.

     11.02 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual consent of White Cloud, the Company, and the Majority in Interest (as hereinafter defined) of Selling Members; or

     (b) by Selling Members or the Company after June , 1997 if the Closing shall not have been consummated on or prior to the Closing Date so long as the party terminating this Agreement pursuant to this Section 11.02(b) has not made any material misrepresentation or materially breached an agreement, covenant obligation or condition of such party herein contained; or

     (c) by White Cloud if Selling Members or the Company shall file a petition or commence a voluntary case seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization or similar actions, shall make a general assignment for the benefit of creditors or a proceeding shall be commenced against Selling Members or the Company seeking the reorganization, liquidation, dissolution or winding up of him or it or the appointment of a trustee or receiver for any such person or his or its assets which is not dismissed within sixty (60) days after filing; or

     (d) by White Cloud if the contribution of Selling Members' Interests contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction or there shall be a statute, rule or regulation which makes the contribution of the Selling Members' Interests contemplated hereby illegal or otherwise prohibited; or

     (e) by the Company and the majority in interest of Selling Members, on the one hand, and White Cloud, on the other hand, in the event the other(s) make a material misrepresentation or breaches a covenant, agreement, warranty, obligation or condition of such parties herein contained, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, wave or prejudice such party's remedies at law, in equity or pursuant to this Agreement.

     (f) In the event this Agreement is terminated as provided in Section 11.02(a), (b), (c), (d) or (e), this Agreement shall become void and of no further force and effect and no party hereto shall have any further liability to any other party hereto.

                                   ARTICLE XII

                                 Indemnification


     12.01. Indemnification by White Cloud. White Cloud agrees to indemnify, defend and hold Selling Members and the Company harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the misrepresentation or breach by White Cloud of any warranty, covenant or agreement of White Cloud contained in this Agreement or the Documents (including all Exhibits and Schedules hereto). For purposes of this Article XII, the term "Losses" shall mean all liabilities, obligations, damages, losses, claims, encumbrances, costs and expenses (including reasonable attorneys' fees) of every kind, nature or description.

     12.02. Indemnification by Selling Members. Each Selling Member, severally and pro rata in accordance with their respective ownerships of Selling Members' Interests, hereby agrees to indemnify, defend and hold White Cloud harmless from and against any and all Losses arising out of or resulting from the misrepresentation (or alleged misrepresentation) or breach (or alleged breach) by such Selling Member, as the case may be, of any warranty, covenant or agree ment of any Selling Member contained in this Agreement or the Documents (including all Exhibits and Schedules hereto) made as of the date of this Agreement or the Closing Date.

     12.03. Indemnification by the Company. The Company hereby agrees to indemnify, defend and hold White Cloud harmless from and against any and all Losses arising out of or resulting from the misrepresentation (or alleged misrepresentation) or breach (or alleged breach) by the Company of any warranty, covenant or agreement of the Company contained in this Agreement or the Documents (including all Exhibits and Schedules hereto) made as of the date of this Agreement or the Closing Date.

     12.04. Indemnification Procedure.





     (a) An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty
(30) days of the date on which such indemnified party first becomes aware of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim. The failure to so notify the indemnifying party within such thirty (30) day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification hereunder with respect to any Loss that occurred as a result of the failure of such person to give such notice. The indem nifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at his or its expense and through counsel of his or its own choosing if he or it gives written notice of his or its intention to do so not later than twenty (20) days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of his or its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

     (b) The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unrea sonably expose the other to an undue risk of loss. The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by him or it in connection with such cooperation.

                                  ARTICLE XIII

                            Miscellaneous Provisions


     13.01. Nature and Survival of Representations and Warranties. All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties. All representations and warranties shall survive the Closing and shall not be affected by any investigation at any time made by or on behalf of any party hereto.

     13.02. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto, provided, however, that an amendment of this Agreement may be made on behalf of all Selling Members by an instrument in writing executed by that number of Selling Members who are holders of 51% of the issued and outstanding Selling Members' Interests (the "Majority in Interest").

     13.03. Waiver. Any breach of any obligation, covenant, agreement or condition contained herein shall be deemed waived by the non-breaching party, only by a writing, setting forth with particularity the breach being waived and the scope of the waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other breach. No failure or duly by any party in exercising any right, power or privilege hereunder or under the Documents and no course of dealing by any party shall operate as a waiver and any right, power or privilege hereunder or under any Document nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege.

     13.04. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand:

     (a) If to the Company or any Selling Member, to:

                  Goldpoint International, LLC
                  29 Haines Road
                  Bedford Hills, NY 10507

                  Attn.: Stephen J. Petre



                  With a copy to:

                  Albert Loew, Esq.
                  989 Avenue of the Americas
                  NY, NY 10036


or to such other person or address as the Company or any Selling Member shall furnish White Cloud in writing.

     (b) If to White Cloud to:

                  White Cloud Exploration, Inc.
                  1050 Seventeenth Street
                  Denver, Colorado 80265


                  with a copy to:

                  Michael A. Littman, Esq.
                  10200 West 44th Avenue, #400
                  Wheat Ridge, Colorado 80033
or to such other person or address as White Cloud shall furnish Selling Members and the Company in writing.

     13.05. Binding Nature; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other parties; provided, however that the rights of White Cloud hereunder may be assigned to any lender or financing institution as security for a loan or loans granted or equity raised in order to facilitate participation in the transaction contemplated herein.

     13.06. Governing Law; Submission to Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein.

     13.07. Public Announcements. Prior to the Closing, except as required by applicable law the parties hereto agree not to make any disclosure or public announcement concerning the transactions contemplated hereby without the prior consent of the other parties hereto; provided, however, that in connection with the transactions contemplated herein, with respect to any disclosure or public announcement which a party reasonably deems to be necessary pursuant to any state or federal law or regulation, such party may make such disclosure or public announcement without the consent of any other party so long as the party making such announcement or disclosure has used reasonable efforts to provide to to each other party hereto advance notice of such disclosure or public announcement. In connection with any disclosure required by law the party making such disclosure shall use its best efforts to obtain, to the extent available, confidential treatment with respect to information concerning the transaction contemplated herein.

     13.08. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the Documents shall be paid by the party incurring such cost or expense.

     13.09. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.10. Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.11. Entire Agreement. This Agreement and the Documents together with the Schedules herein and therein and Exhibits hereto and thereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto.

     13.12. Obligations of Predecessors. When any provision of this Agreement or any Document refers to or contemplates: (i) any agreement, lease, license, permit or authorization to which the Company is a party or by which its assets are bound or subject; (ii) any other obligation or duty of the Company of any kind or nature; or (iii) the existence or absence of any fact or matter such provision existence or absence of any fact or matter such provision shall be deemed to include, in addition to any contract, document, agreement, lease, license, permit or authorization or other obligation or duty of the Company or the existence or absence of any fact or matter; (x) any contract, document, agreement, lease, license, permit or authorization or other obligation or duty assigned to or assumed by the Company or its predecessors, directly or indirectly, by agreement, by operation of law or otherwise and (y) the existence of any fact or matter to the extent relevant to any such predecessor.

     When any provision of this Agreement or any Document refers to a "predecessor" such reference shall be deemed to include any corporation, partnership, joint venture or other business, business organization or entity which is the predecessor of the Company and shall include any or all of the foregoing to the extent that the Company is the direct or indirect successor thereof.

     13.13. Knowledge of Selling Members and the Company. When any provision of this Agreement or any Document refers to or contemplates the knowledge of a party, it shall mean: (i) with respect to any matter relating to third parties, actual knowledge of Selling Members, Managers, Manager-Members and executive officers of the Company or White Cloud, as the case may be, with regard to such third parties and (ii) with respect to Selling Members or any of their obligations, rights or properties, the actual knowledge of such Selling Member, after due inquiry.

     13.14. Remedies Exclusive. Prior to the Closing, the rights, remedies and obligations of the parties hereto under this Agreement and the Documents set forth in Article XI hereof shall be deemed to be exclusive of all other rights, remedies and obligations under this Agreement and the Documents that would otherwise be available to the parties hereto. After the Closing, the rights, remedies and obligations under this Agreement and the Documents of the parties hereto set forth in Article XII hereof shall be deemed to be exclusive of all other rights, remedies and obligations under this Agreement and the Documents that would otherwise be available to the parties hereto. Notwithstanding the foregoing, the parties agree that the business of the Company is unique and that remedies at law may be inadequate, and accordingly, White Cloud, in addition to other remedies it may have, shall have the right to enforce the obligation of Selling Members to consummate the sale of Selling Members' Interests upon the terms contemplated hereunder by an action or actions for specific performance, injunction or other appropriate equitable remedies.

     13.15. Disclosure on Schedules. For purposes of this Agreement, a disclosure by any party hereto of any fact on any Schedule shall be deemed a disclosure on every Schedule of any party hereto to the extent such disclosure properly could have been made thereon but was not made.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                     By:
                                        ----------------------------------------
                                        Selling Member



                                     Goldpoint International, LLC


                                     By:
                                        ----------------------------------------
                                        Authorized Member




                                     WHITE CLOUD EXPLORATION, INC.



                                     By:
                                        ----------------------------------------
                                        Authorized Officer






                                     By:
                                        ----------------------------------------
                                        Stephen J. Petre, individually

                                LIST OF EXHIBITS

A. - Ownership of Selling Members /New Shares

B. - Financial Statements

C. - Form of Opinion of Counsel to the Company and Selling Members

D. - White Cloud Capitalization

E. - Form of Selling Members' Waiver

F. - White Cloud Financial Statements

G. - Form of Opinion of Counsel to White Cloud

                                LIST OF SCHEDULES



1. Disclosure Schedule

2. White Cloud Disclosure Schedule